Exhibit 99.1

Caneum, Inc. Provides Update on Restatement of Financials.

Quarterly Reports since March 31, 2006 to be restated to account for beneficial conversion charge and restatement of goodwill.

NEWPORT BEACH, California — (MARKET WIRE) — June 25, 2007 — Caneum, Inc. (OTC Other: CANM — News), a global provider of business process and information technology outsourcing services, today announced that in connection with the company’s ongoing examination of its financial statements, it has determined that it will be necessary to revise the financial statements set forth in its Quarterly Reports on Form 10-QSB since March 31, 2006.

As described in the company’s Form 8-K filed on June 25, 2007, these financial restatements relate to two items previously recorded within the Form 10-QSBs:

•
The Company will record a beneficial conversation charge of $755,048 in connection with the issuance of the Series A Preferred Stock and Warrants through an equity financing transaction that occurred in March 2006. This amount of the beneficial conversion is deemed as a dividend because the preferred stock is immediately convertible.

•
The Company will restate the goodwill recorded as a result of the March 2006 acquisition of TierOne Consulting. The Company has completed its analysis of the TierOne Consulting transaction and has determined that goodwill was understated by $99,600 as of March 31, 2006 and overstated by $80,700 as of June 30, 2006 and September 30, 2006.

Caneum intends to file amended reports on Form 10-QSB with the restated quarterly financial statements and amended “Management Discussion and Analysis of Financial Condition and Results of Operations” for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006 as soon as possible.

Suki Mudan, President of Caneum Inc., commented, “While these restated items will result in a refiling of the quarterly reports since March 31, 2006, and is the source of the delay in the filing of the Form 10-KSB for the year ended December 31, 2006, and the most recent Form 10-QSB, both matters are non-cash items that do not affect Caneum’s daily operations and the company’s ability to execute on its business model. As evidenced by our recent press releases, Caneum is still growing aggressively and providing the highest quality of service to its customers.”

About Caneum, Inc.:

Caneum, Inc. is a global provider of business process and information technology outsourcing services across vertical industries including technology, energy, government, transportation, financial services, education and healthcare. The company provides a suite of business strategy and planning capabilities to assist companies with their “make versus buy” decisions in the areas of data, network, product development, product maintenance and customer support, and fulfills its services in-house, on-shore, near-shore and off-shore, depending on the business goals and objectives of its global customers. In parallel, the company is opportunistically pursuing accretive acquisitions within its core outsourcing product and service suite in order to broaden its core capabilities, expand its customer base and supplement its organic growth. For more information, please visit the company’s web site at www.caneum.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, but are not limited to, the risk factors noted in the company’s filings with the United States Securities and Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products, services and enhancements by competitors; the competitive nature of the markets for the company’s products and services; the company’s ability to gain market acceptance for its products and services; the company’s ability to fund its operational growth; the company’s ability to attract and retain skilled personnel; the company’s ability to diversify its revenue streams and customer concentrations; and the company’s reliance on third-party suppliers.

Contact:

Caneum, Inc.
Gary Allhusen, EVP, COO & Principal Financial Officer
(949) 273-4000
info@caneum.com

or

TMS Capital LLC
Thomas Sauve (Investors / Media)
(646) 245-2465
tms@tmscapital.com